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                                                                   EXHIBIT 10.16

             AGREEMENT FOR THE SALE OF SHARES IN CRICINFO LIMITED

                              DATED: 5 April 2000

PARTIES:

(1) INDIGO HOLDINGS LIMITED whose registered office address is 16 New Street, St Peter Port, Guernsey, Channel Islands ("Indigo"); and

(2) SATYAM INFOWAY LIMITED whose registered office address is at Maansrovar Towers, 271-A, Anna Salai, Teynampet, Chennai 600018, India ("Satyam").

BACKGROUND:

(A) CricInfo Limited ("the Company") is a private limited company incorporated in England and Wales on 12 June 1996 under the Companies Acts 1985 to 1989 (registered number 3215055) and has an authorised share capital of GB(Pounds)1,000 divided into 1,000 shares of GB(Pounds)1 each 100 of which are issued fully paid or credited as fully paid.

(B) Indigo is the registered holder and beneficial owner of 25 shares in the capital of the Company.

(C) Indigo wishes to sell, and Satyam wishes to buy, 25 shares amounting to 25% of the current issued share capital of the Company for a total consideration of U.S. $28,800,000 on the terms of, and subject to the conditions set out in this Agreement.

EFFECT OF THIS AGREEMENT:

1.   DEFINITIONS AND INTERPRETATION

1.1  In this Agreement, where the context admits -

     1.1.1 words importing the singular include the plural and vice versa and words implying one gender shall be treated as implying any gender;

     1.1.2     the expression "person" includes any body of persons corporate;

     1.1.3     the headings to the Clauses do not affect their interpretation;

     1.1.4 references to the parties are references to the parties to this Agreement and references to Clauses are references to the clauses of this Agreement;

     1.1.5 words and expression defined in the Companies Act 1985 bear the same meanings in this Agreement unless the context otherwise requires.
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1.2  In this Agreement, where the context allows, the following specific words and expressions have the following meanings:

     1.2.1 "approved form" means in the form approved by Indigo and Satyam and for the purpose of identification initialled by or on behalf of them or in the form executed by them at the same time as this Agreement;

     1.2.2 "Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, claim, assignment, hypothecation, security interest, title retention or any other security interest, charge, title retention or any other security agreement or arrangement;

     1.2.3 "Final Completion" means performance of the obligations assumed by the parties respectively under Clause 4.2;

     1.2.4 "Initial Completion" means performance of the obligations assumed by the parties respectively under Clause 4.1;

     1.2.5 "Share Purchase Agreement" means the share purchase agreement, dated 15 September 1999, entered into between Mr Michael Watt (subsequently released and novated to Indigo), the Company, Cricinfo Pvt. Limited and Dr Simon King, as varied and amended;

     1.2.6 "Shares" means the 25 shares of GB(Pounds)1 each in the Company held by Indigo at the date of this Agreement or any successor shares arising pursuant to any group re-organisation.

2.   SALE AND PURCHASE OF THE SHARES

2.1 Subject to the terms of this Agreement Indigo shall sell with full title guarantee, and Satyam shall buy with the benefit of such a guarantee, the Shares free from all Encumbrances and together with all rights attached or accruing to them and together with all dividends and distributions in respect of any period ending after the date of this Agreement or declared, paid or made after that date.

2.2 Neither Indigo nor Satyam shall be obliged to complete the sale and purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.
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2.3  Initial Completion of this Agreement is subject to and conditional upon the following conditions precedent being satisfied (or waived by Satyam in its discretion):

               (a) Satyam having subscribed for 19 shares in the capital of the Company on such terms as Satyam and the Company shall agree, subject only to the payment of the consideration therefor;

               (b) the board of directors of the Company shall have unconditionally and irrevocably resolved that, upon delivery to the registered office of the Company of certificate(s) representing the Shares and a duly executed and stamped stock transfer form in respect thereof, the transfer of the Shares to Satyam (or to such person as it may direct) is approved and the secretary of the Company is instructed to amend the books and records of the Company accordingly to reflect that Satyam (or such person as it may direct) shall be registered as the owner of the Shares; and

               (c) the representations and warranties set forth or referred to in clause 5 of this Agreement shall be true and correct as of Initial Completion;

     2.3.2 Indigo shall be entitled until Final Completion to vote the Shares in all respects but covenants that from the date of signing of this Agreement until the earlier of termination of this Agreement or Final Completion, it shall not vote the Shares in a way that would adversely affect Satyam.

3.   CONSIDERATION AND TERMINATION

3.1 The consideration shall be U.S. $28,800,000 to be satisfied, at the election of Satyam, in any combination of cash (in US Dollars) and/or by the issue to Indigo of American Depository Receipts ("ADRs") in Satyam to such value (the number of ADRs ("the Consideration ADRs") to which Indigo is entitled being calculated by reference to the average of bid and offer prices of ADRs in Satyam as at close of trading on the Nasdaq market on the date 2 business days prior to registration of the Consideration ADRs being first declared effective by the Securities and Exchange Commission ("SEC")), it being acknowledged by the parties that the Consideration ADRs shall not be delivered to Indigo, and no legal or beneficial interest in the Consideration ADRs may be

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     transferred by Indigo, until the SEC has first declared the Registration
     Statement in respect of such Consideration ADRs effective.

3.2 If any of the Consideration is not being paid in cash, Satyam shall use its best endeavours to achieve an effective listing on the Nasdaq market for the Consideration ADRs and in addition to ensure that a registration statement in appropriate form ("Registration Statement") is filed with the Securities Exchange Commission prior to close of trading on the Nasdaq market on 30 May 2000 and shall use its best endeavours to cause such Registration Statement to be declared effective on or before 31 July 2000. Satyam shall owe no further obligations to Indigo (or any permitted transferee of Indigo) with respect to the Consideration ADRs.

3.3 In the event that (i) all conditions set forth in clause 2.3 have not been satisfied or waived prior to 31 July 2000 and/or (ii) either the Registration Statement has not been declared effective by the SEC or the consideration has not been paid in cash, the obligations of the parties under this Agreement shall terminate (except as regards Clauses 6.2, 6.3, and 6.11) and no party shall have any further obligation to the other except as regards any breach arising prior to such date. Upon such termination, all entitlement of Satyam to the Shares shall cease and the certificates of the Shares and the stock transfer forms shall be redelivered by Biddle to Indigo together with any dividend or distributions received by Satyam, and all entitlement of Indigo to any shares of Satyam shall terminate. Satyam shall accordingly deem Biddle released from its solicitor's undertaking described in Clause 4.2.

4.   COMPLETION

4.1 Initial Completion of the sale and purchase of the Shares shall be completed at the offices of Biddle at 1 Gresham Street, London EC2V 7BU simultaneously with the satisfaction of the conditions described in Clause
     2.3 when Indigo or its representatives shall deliver to Satyam or its representatives certified copies of (i) the certificate for the Shares,
     (ii) the relative stock transfer form duly executed in favour of Satyam, and (iii) irrevocable instructions (in form reasonably satisfactory to Satyam) to its lawyers Biddle, and a solicitor's undertaking from Biddle to Satyam, to the effect that the original certificate and stock transfer form shall be released to Satyam, or as it shall direct at Final Completion, immediately upon the earlier to occur of the registration of the Consideration ADRs with the Securities Exchange
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     Commission becoming effective or the consideration being otherwise satisfied in cash in US Dollars.

4.2 Final Completion of the sale and purchase and delivery of the Shares shall take place at the offices of Biddle at 12.00 noon (English time) on the business day in England following the effective date of the Registration Statement and listing on the Nasdaq market, or, if Satyam is paying the consideration wholly in cash, such earlier date as Satyam notifies Indigo that Final Completion is to occur, when:

          (a) Satyam or its representatives shall deliver to Biddle on behalf of Indigo a certificate of a duly authorised officer of the relevant depositary of the underlying shares in Satyam confirming the issuance of the ADR certificates in favour of Indigo representing the Consideration ADRs in Satyam and a confirmation by an officer of Satyam on behalf of Satyam attesting that the Registration Statement has become effective pursuant to the Securities Act 1933, as amended (such certificate and confirmation to be faxed to Biddle and marked to the attention of Martin Winter (on the date of Final Completion) on Int. +44 020 7606 3305 and forthwith thereafter to be sent by courier to Biddle or the consideration shall be otherwise satisfied in cash in U.S. Dollars by a telegraphic transfer to the client account of Biddle at National Westminster Bank plc, 31 Cheapside, London EC2V 6AN, England, account number 25606115, sort code 60-05-11); and

          (b) Biddle shall release the original certificates for the Shares and the stock transfer forms held by it to Satyam or its representatives in full discharge of its solicitor's undertaking.

4.3 Subject always to Final Completion, Indigo hereby agrees to waive all rights granted to it under the Share Purchase Agreement.

4.4 On registration of the Consideration ADRs or payment of the consideration in cash, Indigo shall forthwith procure the release by Biddle of the relative share certificate and stock transfer form to Satyam or as it shall direct. If Satyam pays the consideration in cash, all entitlement of Indigo to the Consideration ADRs shall terminate.
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5.   WARRANTIES

          (a) Indigo warrants and undertakes to Satyam that at the date of this Agreement and as at Initial Completion Indigo is the beneficial owner free from Encumbrances of the Shares and entitled to sell and transfer (subject only to satisfaction of the condition set forth in clause 2.3(b)) the full legal and beneficial ownership in the Shares to Satyam on the terms set out in this Agreement.

          (b) Indigo further represents warrants and undertakes as of Initial Completion in the terms of Schedule 1.

6.   GENERAL

6.1  Announcements and confidentiality

     Other than an announcement in the approved form, no announcement, press release, statement, comment or circular relating to this Agreement or any matter referred to in this Agreement shall be published made or issued by or on behalf of any party, and neither party shall disclose any other confidential information relating to the other or the other's business of which it becomes aware without the prior written approval of the other party save that each party reserves the right to publish, make or issue any announcement, press release, statement, comment or circular required by law, or the rules of the NASD or the SEC.

6.2  Costs and expenses

     Subject to the other terms of this Agreement, each of the parties shall pay its own costs and expenses in relation to the negotiation, preparation and implementation of this Agreement and Satyam shall pay all stamp duty on the transfer of the Shares to Satyam.

6.3  Entire agreement

     This Agreement (together with any documents referred to in it) sets out the entire agreement and understanding between the parties or any of them in connection with the sale and purchase of the Shares and the other matters dealt with in this Agreement and supersedes any previous agreement between the parties in relation to all such
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     matters. Each of the parties acknowledges that, in entering into this
     Agreement, it has not relied on any representation or warranty, including any pre-contractual representation (other than a fraudulent pre-contractual misrepresentation), of any other party which is not expressly set out or referred to in this Agreement or in any document expressly referred to in this Agreement. No person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.4  Variation

     No variation of this Agreement shall be valid or effective unless made by one or more documents in writing signed by or on behalf of each of the parties. For the avoidance of doubt the terms of this Agreement may be varied by agreement of the parties but without the consent of any third party whether or not the rights of such third party are affected by such variation.

6.5  Successors

     This Agreement is not assignable but it shall be binding upon and enure for the benefit of each party's successors in title.

6.6  Effect of Final Completion

     The provisions of this Agreement, insofar as they are not performed at Final Completion or are capable of operating or taking effect after Final Completion, will remain in full force and effect and capable of so operating after and notwithstanding Final Completion.

6.7  Release and indulgence

     6.7.1 No waiver by either party of any of the requirements of this Agreement or of any of its rights under this Agreement shall release the other party from full performance of its remaining obligations under this Agreement.

     6.7.2 No failure to exercise or delay in exercising or enforcing any right, power or remedy under this Agreement shall constitute a waiver and no single or partial exercise or enforcement or non-exercise or non-enforcement of any right,
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               power or remedy under this Agreement shall in any circumstances preclude or restrict any further or other exercise or enforcement or the exercise or enforcement of any other right, power or remedy.

     6.7.3 The rights, powers and remedies provided in this Agreement are cumulative and not exhaustive of any rights, powers and remedies provided by law.

6.8  Severability

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

6.9  Further assurance

     Notwithstanding Final Completion each party shall from time to time execute all such documents and take all such steps or procure (insofar as each of them is able so to do) other necessary persons so to do as the other party may reasonably require in order to give the other party the full benefit of this Agreement.

6.10 Counterparts

     This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument which shall only be deemed executed when counterparts executed by all the parties are delivered. Delivery for this purpose shall be deemed effective when any party confirms in writing (including by facsimile transmission) that he has executed any counterpart.

6.11 Governing law

     This Agreement shall be governed by and construed in all respects in accordance with English law and each of the parties submits to the jurisdiction of the English Courts.

     EXECUTED by each of the parties on the date appearing at the beginning of this Agreement.

SIGNED by                  )
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For and on behalf of                   )
Indigo Holdings Limited                )
In the presence of:                    )

Michael Collins
The Flat
7756 Marks Road
56, Helier,
Jersey J62 4WD

SIGNED by                              )
For and on behalf of                   )
Satyam Infoway Limited                 )
In the presence of:-                   )
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                                  SCHEDULE 1

                          INVESTMENT REPRESENTATIONS

Indigo hereby represents and warrants as follows:

1.   That Indigo is as of the date hereof.

     1.1 a natural person whose individual net worth, or joint net worth together with such person's spouse, exceeds $1,000,000 at the time of purchase; or

     1.2 a natural person with individual income in excess of $200,000 in each of the two most recent years or joint income with such person's spouse in excess of $300,000 in each such year and with a reasonable expectation of reaching the same level of income in the current year; or

     1.3 an employee benefit plan with total assets in excess of $5,000,000 which is established or maintained by a state, political subdivision or their agencies or instrumentalities; or

     1.4 an organisation as described in Section 501(C) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Consideration ADRs, with total assets in excess of $5,000,000; or

     1.5 a trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Consideration ADRs, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Consideration ADRs; or

     1.6 an entity in which all of the equity owners meet one or more of the above criteria.

2. Indigo is acquiring the Consideration ADRs solely for Indigo's own account. It is not acquiring the Consideration ADRs with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of any federal or state securities laws;

3. Indigo's knowledge and experience in financial and business matters are such that Indigo is capable of evaluating the merits and risks of its investment in the Consideration ADRs,
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                                       11

     and has made its own independent valuation with respect to the value of the Consideration ADRs;

4. Indigo understands that the Consideration ADRs is a speculative investment which involves a high degree of risk of loss of the investment therein, Indigo's financial situation is such that Indigo can afford to bear the economic risk of holding the Consideration ADRs acquired by Indigo hereunder for an indefinite period of time, has adequate means for providing for Indigo's current needs and contingencies and can afford to suffer the complete loss of the investment in the Consideration ADRs;

5. Indigo understands that no federal agency (including the Securities and Exchange Commission), state agency or foreign agency has made or will make any finding or determination as to the fairness of an investment in the Consideration ADRs (including as to the purchase price);

6. Indigo is not a US Person (as defined in the Securities Act of 1933, as amended (the "Securities Act");

7. Without prejudice to the provisions of this Agreement, Indigo understands that the offer and sale of the Consideration ADRs have not been registered under the Securities Act, by virtue of Section 4(2) of the Securities Act, or under the securities laws of any state of the United States or of any foreign jurisdiction;

8. Indigo understands that no resales of the Consideration ADRs may be effected unless the resale of the Consideration ADRs is registered under the Securities Act or an exemption therefrom is available and all applicable state and foreign securities laws are complied with;

9. Indigo understands that appropriate restrictive legends may be placed on the certificates representing the Consideration ADRs acquired by Indigo hereunder but that these will be removed upon the registration for resale of the Consideration ADRs becoming effective;

10. Indigo understands that a notation shall be made prior to Final Completion indicating that the Consideration ADRs may be subject to restrictions on transfer and that prior to Final Completion appropriate stop-transfer instructions will be issued to the securities transfer agent with respect to the Consideration ADRs but that these will be removed upon the registration for resale of the Consideration ADRs becoming effective.